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                                                                   EXHIBIT 10.31

                      TEMPORARY SUPPORT SERVICES AGREEMENT


     AGREEMENT, dated as of April 6, 1998, between WMS INDUSTRIES INC., a Delaware corporation ("WMS"), and MIDWAY GAMES INC., a Delaware corporation ("Midway"), each with an address at 3401 N. California Avenue, Chicago, IL 60618.

                             W I T N E S S E T H :

     WHEREAS, on the date hereof, WMS is distributing (the "Distribution") all of its shares of Midway's common stock to holders of the shares of WMS' common stock outstanding on March 31, 1998;

     WHEREAS, prior to the Distribution, Midway has been a majority-owned subsidiary of WMS;

     WHEREAS, the parties formerly provided for certain arrangements whereby WMS and its subsidiaries (collectively, hereinafter, "WMS") had been providing certain services to Midway; and

     WHEREAS, the parties desire to set forth the terms of continuing arrangements under which WMS will continue to provide such services to Midway following the Distribution.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the parties hereby agree as follows:

1. SERVICES TO BE SUPPLIED. During the term hereof, WMS shall supply all or a portion of the following services to Midway: (i) administrative services; (ii) legal and accounting services; (iii) human resources; (iv) maintenance and janitorial services; and (v) other agreed-upon services, including the use of space by Midway in any WMS facility, all to the extent requested from time to time by Midway.

2. PAYMENT FOR SERVICES. In consideration for the services provided by WMS pursuant to this Agreement, Midway shall pay WMS an amount equal to its direct or allocated cost (including, without limitation, wages, salaries, fringe benefits and materials), as indicated on


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monthly invoices supplied by WMS. Midway shall make payment to WMS within thirty
(30) days after receipt by Midway of each invoice.

3.   EFFECTIVE DATE AND TERM.   This Agreement is effective as of April 6, 1998
and will continue in effect for a period of 18 months and for successive renewal periods of three months each; provided, however, that this Agreement may be terminated by either party for any reason upon six months' prior written notice, and each party may, upon at least sixty days' prior written notice, terminate any one or more of the services provided under Section 1, except the use of space by Midway in any WMS facility.

4.   MISCELLANEOUS.

     4.1 No waiver by either party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on any future occasion.

     4.2 Each party warrants and represents that proceeding herewith is not inconsistent in any material way with any contractual obligations, expressed or implied, undertaken with any third party.

     4.3 In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective in such jurisdiction only to the extent of such violation without invalidating any other provision hereof.

     4.4 Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement, such consent not to be unreasonably withheld, conditioned or delayed.

     4.5 The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

     4.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or


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implied, shall be construed to give any other person any legal or equitable rights hereunder. No person shall be deemed to be a third party beneficiary of this Agreement. Nothing herein shall be construed to be an admission or waiver of any rights, claims and defenses the parties may have against third parties, which rights, claims and defense the parties specifically reserve.

     4.7 All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth on the first page of this Agreement (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received.

     4.8 The parties each shall take such actions and execute such documents and instruments as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

     4.9 All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Illinois, United States of America, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     4.10 This Agreement constitutes the entire understanding between the parties hereto (and supersedes all prior written or oral communications) relating to the subject matter covered in this Agreement. No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              WMS INDUSTRIES INC.



                                              By: /s/ Harold H. Bach, Jr.
                                                  __________________________
                                                  Harold H. Bach, Jr.
                                                  Vice President-Finance



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                                              MIDWAY GAMES INC.



                                              By: /s/ Neil D. Nicastro
                                                  __________________________
                                                  Neil D. Nicastro
                                                  President




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